Exhibit 99.1

L BRANDS REPORTS JULY 2015 SALES AND INCREASES SECOND QUARTER EARNINGS GUIDANCE

Columbus, Ohio (Aug. 6, 2015) - L Brands, Inc. (NYSE: LB) reported net sales of $759.5 million for the four weeks ended Aug. 1, 2015, an increase of 3 percent, compared to net sales of $735.3 million for the four weeks ended Aug. 2, 2014. Comparable store sales increased 3 percent for the four weeks ended Aug. 1, 2015.

The company reported net sales of $2.765 billion for the 13 weeks ended Aug. 1, 2015, an increase of 3 percent compared to sales of $2.675 billion for the 13 weeks ended Aug. 2, 2014. The company reported a comparable store sales increase of 4 percent for the 13 weeks ended Aug. 1, 2015.

The company reported net sales of $5.277 billion for the 26 weeks ended Aug. 1, 2015, an increase of 4 percent compared to sales of $5.067 billion for the 26 weeks ended Aug. 2, 2014. Comparable store sales increased 4 percent for the 26 weeks ended Aug. 1, 2015.

The company increased its second quarter earnings guidance to $0.66 to $0.68 per share versus its previous guidance of $0.60 to $0.65 per share.

To hear further commentary provided on L Brands’ prerecorded July sales message, call 1-866-639-7583, or log onto www.LB.com for an audio replay. The company will release its second quarter earnings after the close of the market on Aug. 19 and hold its conference call at 9 a.m. Eastern on Aug. 20.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,976 company-owned specialty stores in the United States, Canada and the United Kingdom, and its brands are sold in more than 650 additional noncompany-owned locations worldwide. The company’s products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the July sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the July sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	the dependence on a high volume of mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor-related costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to maintain the security of customer, associate, supplier or company information;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the July sales call to reflect circumstances existing after the date of this press release or the July sales call or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors’ in our 2014 Annual Report on Form 10-K.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
July 2015

Comparable Store Sales Increase (Decrease):

	July 2015	July 2014	Second Quarter 2015	Second Quarter 2014	Year-to-Date 2015	Year-to-Date 2014

Victoria's Secret[1]	2%	5%	3%	3%	4%	3%
Bath & Body Works[1]	4%	7%	5%	3%	5%	3%
L Brands	3%	6%	4%	3%	4%	3%
Victoria's Secret Direct Sales	(3%)	1%	(4%)	0%	(5%)	0%

1 - Results include company-owned stores in the United States and Canada.

Total Sales (Millions):

	Second Quarter 2015	Second Quarter 2014	Year-to-Date 2015	Year-to-Date 2014

Victoria's Secret Stores[1]	$1,437.5	$1,363.0	$2,783.1	$2,608.4
Victoria's Secret Direct	368.9	382.4	707.2	740.6
Total Victoria's Secret	$1,806.4	$1,745.4	$3,490.3	$3,349.0

Bath & Body Works Stores[1]	$672.0	$638.3	$1,226.0	$1,168.5
Bath & Body Works Direct	76.2	66.4	135.5	117.8
Total Bath & Body Works	$748.2	$704.7	$1,361.5	$1,286.3

VS & BBW International[2]	$88.7	$79.3	$180.2	$150.3
Other[3]	$121.9	$145.9	$245.2	$280.9
L Brands	$2,765.2	$2,675.3	$5,277.2	$5,066.5

1 - Results include company-owned stores in the United States and Canada.
2 - Results include retail sales from company-owned stores outside of the United States and Canada and royalty and wholesale sales associated with partner-operated stores.
3 - Results include La Senza, Henri Bendel and Mast external sales.

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 8/1/15

Victoria's Secret U.S.	983	2	(2)	983
PINK U.S.	115	9	(2)	122
Victoria's Secret Canada	31	2	—	33
PINK Canada	10	—	—	10
Total Victoria's Secret	1,139	13	(4)	1,148

Bath & Body Works U.S.	1,558	10	(3)	1,565
Bath & Body Works Canada	88	3	—	91
Total Bath & Body Works	1,646	13	(3)	1,656

Victoria's Secret U.K.	8	—	—	8
PINK U.K.	2	—	—	2
Henri Bendel	29	—	—	29
La Senza Canada	145	—	(12)	133
Total L Brands Stores	2,969	26	(19)	2,976

Total Noncompany-Owned Stores:

	Stores			Stores
	Operating			Operating
	at 1/31/15	Opened	Closed	at 8/1/15

Victoria's Secret Beauty & Accessories	290	38	(3)	325
Victoria's Secret	13	1	—	14
PINK	1	2	—	3
Bath & Body Works	80	23	(2)	101
La Senza	266	1	(34)	233
Total	650	65	(39)	676

VICTORIA'S SECRET / BATH & BODY WORKS / PINK / LA SENZA / HENRI BENDEL
Three Limited Parkway Columbus, OH 43230 www.LB.com